UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 18, 2008 (March 17, 2008)

THORIUM POWER, LTD.
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective on March 17, 2008, Thorium Power, Ltd. (the “Company”) entered into a follow-on agreement to a November 30, 2007 agreement with a foreign government-owned entity to provide consulting and strategic advisory services (the “Follow-on Agreement”), whereby the Company will manage high-priority planning activities in the country’s feasibility evaluation of a future nuclear energy program.

Pursuant to the Follow-on Agreement, the Company will receive $4.285 million for professional fees, payable by March 31, 2008, and up to 20% of that amount for expenses related to the provision of the consulting and strategic advisory services. The term of the Follow-on Agreement runs until June 22, 2008.

The scope of the services under the agreement have been defined in consultation with appropriate authorities in the US government in compliance with all applicable U.S. export controls. The Company intends to communicate additional details about the client relationship once certain governmental steps are completed in both countries relating to potential additional work.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORIUM POWER, LTD.

Date: March 18, 2008

By:	/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated March 18, 2008.